Exhibit 24.2

                            Ludlow & Harrison
                            A CPA Corporation
                      3545 Camino del Rio South #D
                           San Diego, CA 92108
                             (619) 283-3333



December 27, 1999

                                 CONSENT
                                 -------

     We have issued our report dated August 6, 1999, accompanying the financial statements of Tri-National Development Corporation, appearing in the Company's 1999 Annual Report filed on Form 10-KSB on August 11, 1999 for the year ended April 30, 1999, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

Sincerely,

/s/ DON C. HARRISON
Don C Harrison, CPA
LUDLOW & HARRISON, A CPA Corp